Exhibit 99.1

News Release

HEALTHCARE REALTY TRUST AND HEALTHCARE TRUST OF AMERICA ANNOUNCE CLOSING OF MERGER

Combination creates preeminent, pure-play medical office building REIT

NASHVILLE, Tennessee and Scottsdale, Arizona, July 20, 2022 – Healthcare Realty Trust Incorporated (NYSE: HR) (“Healthcare Realty” or the “Company”) and Healthcare Trust of America, Inc. (NYSE: HTA) (“Healthcare Trust of America” or “HTA”) today announced the closing of their previously announced merger. The combined company will continue to operate with the Healthcare Realty name and trade on the NYSE under the ticker symbol HR.

The combination brings together two of the largest owners of medical office buildings to create the preeminent, pure-play medical office building REIT. The combined company will have unmatched market scale in concentrated clusters, increased diversification, and a strengthened balance sheet with enhanced liquidity and improved access to capital. The combination is expected to be accretive through meaningful near-term synergies, with additional value from operational upside, expanded health system relationships, and a larger development pipeline.

Citigroup Global Markets Inc. is serving as lead financial advisor, Scotiabank is serving as financial advisor, and Hunton Andrews Kurth LLP and Waller Lansden Dortch & Davis, LLP are acting as legal advisors to Healthcare Realty. In addition, BlackBirch Capital is acting as financial advisor to Healthcare Realty on the previously announced asset sales and joint venture transactions. J.P. Morgan Securities LLC is acting as exclusive financial advisor and McDermott Will & Emery LLP is acting as legal advisor to Healthcare Trust of America.

About Healthcare Realty Trust Incorporated

Healthcare Realty Trust Incorporated (NYSE: HR) is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. As of the closing of the merger on July 20, 2022, the Company was invested in over 700 real estate properties totaling approximately 44 million square feet and provided leasing and property management services to more than 30 million square feet nationwide.

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Forward-Looking Statements

This communication contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes: this statement for purposes of complying with the safe harbor provisions. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “may,” “projects,” “could,” “estimates” or variations of such words and other similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature, but not all forward-looking statements include such identifying words. Forward-looking statements regarding the Company, include, but are not limited to, statements of management’s beliefs, intentions or goals, and other statements that are not historical facts. These forward-looking statements are based on current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: failure to realize the expected benefits of the merger; significant transaction costs and/or unknown or inestimable liabilities; the risk that the Company’s and HTA’s respective businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the combined company, including the uncertainty of expected future financial performance and results of the combined company following completion of the transaction; the possibility that, if the Company does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Company’s common stock could decline; general adverse economic and local real estate conditions; the inability of significant tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; increases in interest rates; increases in operating expenses and real estate taxes; changes in the dividend policy for the Company’s common stock or its ability to pay dividends; impairment charges; pandemics or other health crises, such as the COVID-19 pandemic; and other risks and uncertainties affecting the Company , including those described from time to time under the caption “Risk Factors” and elsewhere in the Company’s and HTA’s Securities and Exchange Commission (“SEC”) filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, HTA’s Annual Report on Form 10-K for the year ended December 31, 2021, and future filings and reports by either company. Moreover, other risks and uncertainties of which the Company is not currently aware may also cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by law.

Financial Contact

Kris Douglas, Chief Financial Officer

P: (615) 269-8175

Media Contacts

Charlie Koons / Elizabeth Volpe

Brunswick Group

P: (212) 333-3810

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